UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2018
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01 Entry into a Material Definitive Agreement.
On May 8, 2018, CEC Entertainment, Inc. (the “Company”), Queso Holdings, Inc., the parent of the Company, and certain subsidiaries of the Company entered into an incremental assumption agreement with certain revolving facility lenders and Deutsche Bank AG New York Branch, as administrative agent, to the Company’s senior secured credit facilities (the “Credit Facilities”) to extend the maturity of $95.0 million of the revolver credit facility to November 16, 2020.   In connection with the extension of the maturity date, the Company agreed to the following covenants for the benefit of the revolving facility lenders: (a) with respect to each fiscal year (commencing with the fiscal year ending December 30, 2018), to the extent the Company has positive excess cash flow (as defined in the Credit Facilities), the Company will make one or more optional prepayments of term loans to the extent required such that the amount of such optional prepayments, together with the mandatory excess cash flow prepayment of term loans required under the Credit Facilities in respect of such fiscal year, shall equal at least 75% of the Company’s excess cash flow for such fiscal year (subject to step-downs based on the Company’s net first lien senior secured leverage ratio, and subject to a certain excess cash flow threshold amount) and (b) the Company shall not incur additional first lien debt in connection with certain acquisitions, mergers or consolidations unless its net first lien senior secured leverage ratio is not greater than 3.65 to 1.00 on a pro forma basis.  Other revolving facility lenders who have not entered into the incremental assumption agreement have until 5:00 p.m. New York time on May 11, 2018 to elect to extend the maturity of their revolving facility commitments.  The maturity date of any amount of the revolving credit facility that is not extended will remain February 14, 2019.  The effectiveness of the incremental assumption agreement is subject to customary closing conditions.
Item 2.02. Results of Operations and Financial Condition.
On May 9, 2018, the Company issued a press release announcing its financial results for the first quarter ended April 1, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K related to Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 9, 2018

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 9, 2018	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 9, 2018

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2018 First Quarter

IRVING, Texas - May 9, 2018 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its first quarter ended April 1, 2018.

First quarter Results (1)
Total revenues were $254.9 million for the first quarter of 2018 compared to $264.9 million for the first quarter of 2017. Company venue sales for the first quarter of 2018 decreased $10.8 million from the first quarter of 2017, primarily driven by a 5.1% decline in comparable venue sales. Also, deferred amusement revenue was $1.8 million less than the first quarter of 2017, resulting in cash revenue from our Company-operated venues decreasing $12.7 million from the first quarter of 2017.
The Company reported net income of $12.2 million for the first quarter of 2018, compared to net income of $17.2 million for the first quarter of 2017. First quarter 2018 net income reflects the decline in revenue and a decrease in Company-operated venue cost margins, partially offset by lower general and administrative expenses, lower depreciation and a lower effective tax rate related to the tax law changes enacted in December 2017.
“While we continued to feel the impact of several challenges to our business in the first quarter, we were encouraged by the early results of the measures we put in place to address the issues, including launching new advertising campaigns addressing moms and kids, as well as a revitalized approach to birthdays,” said Tom Leverton, Chief Executive Officer. “Our comparable venue sales performance improved each month during the quarter and we have seen that trend continue recently. Looking at March and April together, which removes the impact of calendar shifts with spring breaks and Easter, our comparable venue sales improved approximately 1% over the same nine-week period in 2017. Comparable venue sales for the first five weeks of our second quarter have increased in the mid-single digit percent range. While this is encouraging, we continue to push forward with the previously mentioned initiatives, as well as some others.”
During the first quarter of 2018, Adjusted EBITDA decreased $14.0 million to $69.6 million compared to the first quarter of 2017.
Balance Sheet and Liquidity
On May 8, 2018, the Company entered into an incremental assumption agreement with certain of the revolving credit facility lenders in its senior credit facility to extend the maturity of $95.0 million of its revolving credit facility through November 16, 2020. Other revolving credit facility lenders have until 5:00 p.m. New York time on May 11, 2018 to elect to extend the maturity of their revolving credit facility commitments. The maturity date of any amount of the revolving credit facility that is not extended will remain February 14, 2019.
As of April 1, 2018, the Company had cash and cash equivalents of $98.7 million and $984.6 million principal outstanding on its debt, with net availability of $140.1 million on the undrawn revolving credit facility. During the first quarter of 2018, the Company made $18.6 million of capital expenditures, of which $5.3 million related to growth initiatives, $1.1 million related to IT initiatives, and $12.1 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of April 1, 2018, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	519	42	561
Domestic franchised	26	60	86
International franchised	63	46	109
Total	608	148	756
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Wednesday, May 9, 2018. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 6082796.
A replay of the call will be available from 12:00 p.m. Central Time on May 9, 2018 through 11:00 p.m. Central Time on May 26, 2018. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 6082796.
About CEC Entertainment, Inc.
For 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza venues. As America’s #1 place for birthdays, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid ®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $14 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘the family night out’, Peter Piper Pizza takes pride in delivering a food first, parent friendly experience that reconnects family and friends. Expanding nationally, Peter Piper Pizza recently opened locations in Oklahoma, Nevada, New Mexico, Arizona and Texas featuring an all new prototype design. As of April 1, 2018, the Company and its franchisees operated a system of 608 Chuck E. Cheese’s and 148 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Christelle Dupont
EVP & CFO                                Public Relations Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (972) 258-4223
dblack@cecentertainment.com                        cdupont@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 28, 2018. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended
	April 1, 2018		April 2, 2017

REVENUES:
Food and beverage sales	$118,377	46.4%	$124,419	47.0%
Entertainment and merchandise sales	131,117	51.4%	135,917	51.3%
Total company venue sales	249,494	97.9%	260,336	98.3%
Franchise fees and royalties	5,410	2.1%	4,623	1.7%
Total revenues	254,904	100.0%	264,959	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs (excluding Depreciation and amortization):
Cost of food and beverage (1)	27,360	23.1%	28,218	22.7%
Cost of entertainment and merchandise (2)	9,382	7.2%	8,487	6.2%
Total cost of food, beverage, entertainment and merchandise (3)	36,742	14.7%	36,705	14.1%
Labor expenses (3)	67,349	27.0%	66,388	25.5%
Rent expense (3)	24,049	9.6%	23,319	9.0%
Other venue operating expenses (3)	38,062	15.3%	36,750	14.1%
Total company venue operating costs (3)	166,202	66.6%	163,162	62.7%
Other costs and expenses:
Advertising expense	13,974	5.5%	13,382	5.1%
General and administrative expenses	12,909	5.1%	15,371	5.8%
Depreciation and amortization	26,572	10.4%	28,305	10.7%
Transaction, severance and related litigation costs	534	0.2%	80	—%
Total operating costs and expenses	220,191	86.4%	220,300	83.1%
Operating income	34,713	13.6%	44,659	16.9%
Interest expense	18,557	7.3%	17,061	6.4%
Income before income taxes	16,156	6.3%	27,598	10.4%
Income tax expense	3,933	1.5%	10,378	3.9%
Net income	$12,223	4.8%	$17,220	6.5%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	April 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$98,686	$67,200
Restricted cash	86	112
Other current assets	69,802	73,419
Total current assets	168,574	140,731
Property and equipment, net	561,241	570,021
Goodwill	484,438	484,438
Intangible assets, net	479,504	480,377
Other noncurrent assets	18,650	19,477
Total assets	$1,712,407	$1,695,044
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Other current liabilities	107,894	102,689
Total current liabilities	115,494	110,289
Capital lease obligations, less current portion	12,852	13,010
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	964,449	965,213
Deferred tax liability	113,572	114,186
Other noncurrent liabilities	231,448	230,198
Total liabilities	1,437,815	1,432,896
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of April 1, 2018 and December 31, 2017	—	—
Capital in excess of par value	359,300	359,233
Accumulated deficit	(82,976)	(95,199)
Accumulated other comprehensive loss	(1,732)	(1,886)
Total stockholder’s equity	274,592	262,148
Total liabilities and stockholder’s equity	$1,712,407	$1,695,044

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 1, 2018	April 2, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,223	$17,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,572	28,305
Deferred income taxes	(672)	(861)
Stock-based compensation expense	64	151
Amortization of lease related liabilities	(211)	(139)
Amortization of original issue discount and deferred debt financing costs	1,137	1,137
Loss on asset disposals, net	1,237	1,755
Non-cash rent expense	1,181	832
Other adjustments	(26)	1
Changes in operating assets and liabilities:
Operating assets	1,872	(4,998)
Operating liabilities	9,187	15,400
Net cash provided by operating activities	52,564	58,803
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(18,060)	(22,793)
Development of internal use software	(515)	(1,129)
Proceeds from sale of property and equipment	158	105
Net cash used in investing activities	(18,417)	(23,817)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(1,900)	(1,900)
Other financing activities	(833)	758
Net cash used in financing activities	(2,733)	(1,142)
Effect of foreign exchange rate changes on cash	46	67
Change in cash, cash equivalents and restricted cash	31,460	33,911
Cash, cash equivalents and restricted cash at beginning of period	67,312	61,291
Cash, cash equivalents and restricted cash at end of period	$98,772	$95,202

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for (i) adding back the change in deferred amusement revenue, and (ii) excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended
	April 1, 2018	April 2, 2017

Total revenues	$254,904	$264,959
Net income as reported	12,223	17,220
Interest expense	18,557	17,061
Income tax expense	3,933	10,378
Depreciation and amortization	26,572	28,305
Loss on asset disposals, net	1,237	1,755
Unrealized loss on foreign exchange	356	—
Non-cash stock-based compensation	64	151
Rent expense book to cash	2,174	980
Franchise revenue, net cash received	421	(90)
Impact of purchase accounting	—	215
Venue pre-opening costs	23	239
One-time and unusual items	762	2,267
Change in deferred amusement revenue	3,231	5,044
Adjusted EBITDA	$69,553	$83,525
Adjusted EBITDA Margin	27.3%	31.5%

CEC ENTERTAINMENT, INC.
VENUE COUNT INFORMATION
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017
Number of Company-owned venues:
Beginning of period	562	559
New	—	1
Closed	(1)	—
End of period	561	560
Number of franchised venues:
Beginning of period	192	188
New	4	3
Closed	(1)	—
End of period	195	191
Total number of venues:
Beginning of period	754	747
New	4	4
Closed	(2)	—
End of period	756	751